Exhibit 10.2

                                Amendment to All
                       Outstanding Stock Option Agreements
                    under the 1997 Long-Term Incentive Plan
                    ---------------------------------------

      Effective August 5, 2005, Section 3(b)(iii) of each outstanding Stock Option Agreement under the 1997 Long-Term Incentive Plan was amended to read in its entirety as follows:

           (iii) LabOne merges or consolidates with another corporation or other entity, unless such merger of consolidation (A) is approved by a majority of the Continuing Directors of LabOne, and (B) is specifically designated by a majority of the Continuing Directors not to constitute a change of control for purposes of the Plan; or